Exhibit 99.1

Contact:	Curtis A. Sampson, Chairman and Chief Executive Officer
Steven H. Sjogren, President
Paul N. Hanson, Vice President and Treasurer

For Immediate Release

Hector Communications Corporation Reports
Revenues and Earnings for the Fourth Quarter of 2003

March 10, 2004—Hector, MN—Hector Communications Corporation (AMEX: HCT) today reported operating results for its fourth quarter and twelve-month periods ended December 31, 2003.  The Company’s operating results for the current and prior periods have been restated pursuant to SFAS 144 to reflect the effects of the split-up of Alliance Telecommunications Corporation.  Revenues from continuing operations were $8,128,000 for the three months ended December 31, 2003, an increase of 9% from $7,451,000 in 2002. The revenue increase was due to increased universal service fund support generated by Company investments in new equipment delivering advanced telecommunications services to customers.  Operating income from continuing operations increased 108% to $2,184,000 in 2003 from $1,047,000 in 2002. Income from the Company’s investment in Midwest Wireless Holdings LLC was $245,000 in the 2003 period compared to $427,000 in 2002. Net income was $1,267,000 or $.33 per diluted share in 2003 compared to $504,000 or $.14 per diluted share in 2002. Net income in 2002 included income from discontinued operations of $386,000 or $.11 per diluted share.

Revenues from continuing operations for 2003 were $32,322,000, an increase of 6% from $30,517,000 in 2002. Operating income from continuing operations increased 20% to $7,957,000 in 2003 from $6,641,000 in 2002. Income from the Company’s investment in Midwest Wireless Holdings LLC was $2,148,000 in 2003 compared to $2,261,000 in 2002.  The Company recorded gains on sales of cable television systems totaling $1,081,000 ($.12 per diluted share net of income taxes and minority interest) in 2003.  Income from continuing operations was $4,297,000 or $1.14 per diluted share in 2003 compared to $2,324,000 or $.62 per diluted share in 2002.  Income from discontinued operations, including the $210,000 gain on the split-up of Alliance, was $882,000 or $.23 per diluted share in 2003.  Income from discontinued operations in 2002 was $1,331,000 or $.35 per diluted share.  Income before the cumulative effect of a change in accounting principle for 2003 was $5,179,000 or $1.37 per diluted share, compared to $3,655,000 or $.97 per diluted share in 2002.

In 2002 the Company tested the value of its goodwill and intangible assets as required under the provisions of Statement of Financial Accounting Standards No. 142 and concluded that the carrying value of the goodwill and intangible assets in certain of its operating units exceeded the market value.  Accordingly, the Company recognized an impairment loss, net of income taxes and minority interest, of $3,147,000 ($.84 per diluted share) and recorded it as a cumulative effect of change in accounting principle against first quarter 2002 earnings.  Net income for 2002, after the impairment loss, was $508,000 or $.13 per diluted share.

Curtis A. Sampson, Chairman and Chief Executive Officer, said he was pleased with the Company’s 2003 financial performance. “The Company’s growth in revenues and operating income, despite the challenging economic and regulatory environment, are reflective of the hard work of our managers and employees to meet the telecommunications needs of our customers. The broadband initiative now offered in four of the Company’s exchanges has proven very successful.

The Company is aggressively pursuing new revenue sources to offset the decline in access lines and access revenues the whole industry is experiencing.”

Hector Communications Corporation is a telecommunications holding company which, through its wholly-owned and majority-owned subsidiaries, provides local telephone service, video and high-speed internet service  in rural communities in Minnesota, Wisconsin and North Dakota.  The Company serves 29,900 telephone access lines, 9,100 cable television subscribers and 10,200 internet customers and has minority ownership interests in many other telecommunications companies.

From time to time in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders and the investing public, the Company may make statements regarding the Company’s future financial performance.  Such forward looking statements are subject to risks and uncertainties, including but not limited to, the effects of the Telecommunications Act, new technological developments which may reduce barriers for competitors entering the Company’s local exchange or cable television markets, higher than expected expenses and other risks involving the telecommunications industry generally.  All such forward-looking statements should be considered in light of such risks and uncertainties.

Hector Communications Corporation and Subsidiaries

Earnings Summary

	Three Months Ended December 31
	2003	2002
Revenues from continuing operations	$8,128,433	$7,451,172
Operating income from continuing operations	2,184,252	1,047,347
Other income (expense):
Income (loss) from investments:
Midwest Wireless Holdings, LLC	245,354	426,907
Other unconsolidated affiliates	172,203	(61,310)
Other income	204,976	30,939
Interest expense	(671,053)	(833,843)
Net other expense	(48,520)	(437,307)

Income from continuing operations before income taxes and minority interest	2,135,732	610,040
Income tax expense	(869,000)	(481,000)
Minority interest in earnings of continuing operations of Alliance Telecommunications Corp.		(11,384)
Income from continuing operations	1,266,732	117,656
Income from discontinued operations		386,003
Net Income	$1,266,732	$503,659
Basic net income per common share:
Continuing operations	$.36	$.03
Discontinued operations		.11
	$.36	$.14
Diluted net income per share:
Continuing operations	$.33	$.03
Discontinued operations		.11
	$.33	$.14

	Twelve Months Ended December 31
	2003	2002
Revenues from continuing operations	$32,322,428	$30,516,790
Operating income from continuing operations	7,956,646	6,641,371
Other income (expense):
Income (loss) from investments:
Midwest Wireless Holdings, LLC	2,148,444	2,261,420
Other unconsolidated affiliates	96,299	(56,311)
Gain on sale of cable television systems	1,080,723
Other income	391,897	199,213
Interest expense	(3,401,479)	(3,457,093)
Net other income (expense)	315,884	(1,052,771)

Income from continuing operations before income taxes and minority interest	8,272,530	5,588,600
Income tax expense	(3,316,000)	(2,483,000)
Minority interest in earnings of continuing operations of Alliance Telecommunications Corp.	(659,624)	(781,403)
Income from continuing operations	4,296,906	2,324,197
Income from discontinued operations	881,854	1,330,692
Income before cumulative effect of change in accounting principle	5,178,760	3,654,889
Cumulative effect of change in accounting principle, net of income taxes and minority interest		(3,146,569)
Net income	$5,178,760	$508,320

Basic net income (loss) per common share:
Before cumulative effect of change in accounting principle
Continuing operations	$1.23	$.67
Discontinued operations	.25	.38
	1.48	1.05
Cumulative effect of accounting change		(.90)
	$1.48	$.15
Diluted net income (loss) per common share:
Before cumulative effect of change in accounting principle
Continuing operations	$1.14	$.62
Discontinued operations	.23	.35
	1.37	.97
Cumulative effect of accounting change		(.84)
	$1.37	$.13

Hector Communications Corporation and Subsidiaries
Condensed Balance Sheet

	December 31 2003	December 31 2002
Cash	$16,581,315	$12,020,186
Other current assets	7,852,069	6,888,678
Property, plant and equipment, net	43,088,106	56,665,798
Excess of cost over net assets acquired, net	31,691,927	49,074,993
Investment in Midwest Wireless Holdings, LLC	13,349,155	16,232,707
Investments in other unconsolidated affiliates	2,796,035	4,373,597
Other investments	6,533,858	8,818,502
Other assets	409,664	411,499
Total Assets	$122,302,129	$154,485,960

Notes payable and current portion of long-term debt	$6,537,800	$7,364,600
Other current liabilities	4,581,160	5,826,281
Long-term debt, less current portion	57,529,378	75,147,560
Deferred taxes and credits	4,911,869	5,894,308
Deferred compensation	698,254	976,179
Minority Interest		17,027,697
Stockholders’ equity	48,043,668	42,249,335
Total Liabilities and Stockholders’ Equity	$122,302,129	$154,485,960